Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-67379, 333-101008, 333-118659, 333-163843, 333-181715 and 333-188801) on Form S-8, the Registration Statement (No. 333-106728) on Form S-3, and the Registration Statements (Nos. 333-140452 and 333-180526) on Form S-3 ASR of Crown Castle International Corp. of our report dated February 24, 2014, with respect to the consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive income (loss), of redeemable convertible preferred stock and equity and of cash flows for each of the three years in the period ended December 31, 2013 financial statement schedule for the years in the period ended December 31, 2013, 2012 and 2011 and the effectiveness of internal control over financial reporting as of December 31, 2013, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 24, 2014